EXHIBIT 99.1

MIV Announces Effectiveness Of 1-For-10 Reverse Stock Split

June 30, 2008

ATLANTA – MIV Therapeutics, Inc. (OTC/BB: MIVI) (Frankfurt: MIVN), a leading developer of next-generation coatings and advanced drug-delivery systems for cardiovascular stents and other implantable medical devices, announced today the effectiveness of the reverse split of its common stock in the ratio of 1-for-10.  The Company’s common stock will begin trading at the market opening on June 30, 2008 on a split-adjusted basis under the symbol MIVI. The reverse split is intended to enable the Company to increase its marketability to institutional investors.

"The reverse split is part of a series of strategic actions we are taking to strengthen our financial position for future growth and development," commented Dr. Mark Landy, president and chief executive officer of MIV Therapeutics.

A new CUSIP identification number of 55306V 205 will be assigned to the certificates to differentiate them from pre-split certificates.  Stockholders who have existing stock certificates will receive instructions from the Company's transfer agent, Interwest Transfer Co., on how to exchange their stock certificates.

About MIV Therapeutics

MIV Therapeutics is developing a next-generation line of advanced biocompatible coatings for passive and drug-eluting applications on cardiovascular stents, as well as for a broad range of other implantable medical devices. The Company's ultra-thin coating formulation is designed to protect surrounding tissue from potentially harmful interactions with bare metallic stents. This coating platform is derived from hydroxyapatite (HAp), an organic material that has demonstrated excellent in vivo safety and biocompatibility. Hydroxyapatite is a porous material that makes up the bone mineral and matrix of teeth, and is widely used today as a bone substitute material and for coatings on implantable fixation devices in orthopedic, dental and other applications. The Company's novel polymer-free drug-eluting technologies based on HAp could also provide an attractive alternative to current polymer-based drug-eluting coatings on the stent market, which have been associated with undesirable effects. The Company's drug-eluting coatings are additionally designed to suit a broad range of implantable medical devices that could benefit from highly customizable drug release profiles. MIV Therapeutics has a Collaborative Research Agreement with the University of British Columbia and has received a government grant for its research program on the “Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents,” under the National Research Council-Industrial Research Assistance Program. Under this sponsorship, the Company is expected to complete its drug-eluting research and development program and to reach product commercialization. MIV's intellectual property portfolio includes patents held by the University of British Columbia and exclusively licensed to MIV. Key patent applications filed simultaneously in various countries around the world further protect the commercial exclusivity of MIV's inventions in the global marketplace.  For more information, please visit www.mivtherapeutics.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. All statements that discuss expectations and projections with respect to future matters including, without limitation, statements relating to the safety and efficacy of the Company’s product and the ability of the Company’s product to rejuvenate the stent market are forward-looking statements. Such statements are indicated by words or phrases such as “proposed,” “expected,” “believe,” “will,” “breakthrough,” “significant,” “indicated,” “feel,” “revolutionary,” “should,” “ideal,” “extremely” and “excited.” Such statements include but are not limited to that the split is part of a series of strategic moves to strengthen the Company’s financial position for future growth and development.  These statements are made under “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties including, without limitation, market acceptance of the Company’s product, the ability of the Company to raise sufficient funding and to continue to develop its various business interests as presently contemplated, and other factors identified in the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's annual report on Form 10-K for the year ended May 31, 2007 and Forms 10-Q. The Company expressly disclaims any obligation to update publicly or otherwise revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law.  [Missing Graphic Reference]

Contacts

For Investor Inquiries: Anthony L. Huston Vice President, Business Development & Investor Relations MIV Therapeutics, Inc. (604) 301-9545, x14 ahuston@mivtherapeutics.com investor@mivtherapeutics.com	Kim Sutton Golodetz kgolodetz@lhai.com Lippert/Heilshorn & Associates, Inc. (212) 838-3777	For Media Inquiries: Michele Fox / Cassie Wallace Schwartz Communications 781-684-0770 miv@schwartz-pr.com

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